Exhibit 99.1

News Release

Pioneer Natural Resources Company and

Pioneer Southwest Energy Partners L.P.

Announce Pricing of Public Offering of Common Units

Dallas, Texas, December 13, 2011 – Pioneer Natural Resources Company (“Pioneer”) (NYSE:PXD) and Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced the pricing of a public offering of 4,400,000 common units representing limited partner interests in the Partnership at $29.20 per common unit. Gross proceeds to the Partnership from the offering of 2,600,000 primary common units will be $76 million (before underwriting discounts and commissions and offering expenses). The Partnership intends to use the net proceeds from this offering for general partnership purposes, including the acceleration of its 2012 drilling program with the addition of a third drilling rig. The offering is scheduled to close December16, 2011.

In addition to the shares sold by the Partnership, Pioneer, through a wholly-owned subsidiary, sold 1,800,000 common units in the offering, for gross proceeds to Pioneer of $53 million (before underwriting discounts and commissions). The Partnership will not receive any proceeds from the sale of common units by Pioneer. Pioneer has also granted the underwriters a 30-day option to purchase up to an additional 660,000 common units. Pioneer intends to use the proceeds it receives from this offering for general corporate purposes, including funding Pioneer’s future capital requirements.

Citigroup, Wells Fargo Securities, BofA Merrill Lynch and Deutsche Bank Securities are acting as joint book-running managers. A copy of the prospectus supplement and prospectuses relating to the offering may be obtained from the following addresses: (i) Citigroup, Attention: Prospectus Dept., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, telephone: (800) 831-9146 or email at batprospectusdept@citi.com , (ii) Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue,

New York, NY 10152, telephone: (800) 326-5897 or email at cmclientsupport@wellsfargo.com , (iii) BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com or (iv) Deutsche Bank Securities, Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311-3988, telephone: (800) 503-4611 or email at prospectus.cpdg@db.com.

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site atwww.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to two effective shelf registration statements and prospectuses filed by Pioneer Southwest with the SEC.

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations primarily in the United States.

Pioneer Southwest is a Delaware limited partnership headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.

Statements about the offering and the anticipated closing date may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Pioneer and Pioneer Southwest, and a variety of risks that could cause results to differ materially from those expected by management of Pioneer and Pioneer Southwest. These and other risks are described in Pioneer’s and Pioneer Southwest’s respective 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. Pioneer and Pioneer Southwest undertake no duty to publicly update these statements except as required by law.

Pioneer Natural Resources Company and Pioneer Southwest Energy Partners L.P. Contacts:

Investors

Frank Hopkins – 972-969-4065

Eric Pregler – 972-969-5756

Media and Public Affairs

Susan Spratlen – 972-969-4018

Suzanne Hicks – 972-969-4020